Exhibit 99.1




   News Release                    Buckeye Partners, L.P.
   NYSE: BPL                       P.O. Box 368
                                   Emmaus, PA 18049
                                   (800) 422-2825


   Contact:  Stephen R. Milbourne                              04-17
             Manager, Investor Relations
             smilbourne@buckeye.com
             (800) 422-2825

                    BUCKEYE PARTNERS, L.P. REPORTS THIRD QUARTER EARNINGS
                            AND INCREASES QUARTERLY DISTRIBUTION

      Emmaus, PA - October 28, 2004 . . . Buckeye Pipe Line Company LLC, the General Partner of Buckeye Partners, L.P. (NYSE:BPL), today reported financial results for the third quarter of 2004. Revenue in the third quarter of 2004 increased to $82.0 million from revenue of $70.0 million reported in the third quarter of 2003. Operating income increased 3.1 percent in the third quarter of 2004 to $29.9 million from $29.0 million achieved in the third quarter of 2003. The Partnership's third quarter 2004 net income was $20.6 million or $0.71 per unit compared with a net loss of $25.9 million or $0.89 per unit, after a $45.5 million or $1.57 per unit special charge relating to the prepayment of indebtedness, in the third quarter of 2003.

      During the third quarter of 2004, the Partnership reclassified certain revenue and expense and recorded the amounts on a "gross" basis as opposed to a "net of cost" basis. This reclassification, which had no impact on operating income or net income, increased revenue by $4.0 million and increased operating expense by $4.0 million.

      Pipeline volume for the third quarter of 2004 was 1,151,000 barrels per day. Gasoline volumes decreased by 3.8 percent, and distillate volumes decreased by 0.5 percent, while jet fuel volumes increased by 5.8 percent compared to third quarter 2003 results. Costs and expenses for the third quarter 2004 were $52.1 million compared to $41.0 million for the third quarter of 2003. During the third quarter 2004, expense increases were primarily related to increases in construction activity.

      The Board of Directors of Buckeye Pipe Line Company LLC also declared a regular quarterly partnership cash distribution of $0.675 per limited partnership unit payable November 30, 2004, to unitholders of record on November 8, 2004. This cash distribution represents a quarterly increase in the distribution of $0.0125 per limited partnership unit to an indicated annual cash distribution level of $2.70. This is the 71st consecutive quarterly cash distribution paid by the Partnership, and the third increase in the cash distribution this year.

      "We are extremely pleased to report another quarter of strong financial performance by Buckeye Partners, L.P.," said William H. Shea Jr., Chairman, President and Chief Executive Officer of the general partner. "Our strong results from continuing operations thus far in 2004 support our announcement of another increase in our cash distribution to LP unitholders from $2.65 per LP unit to $2.70 per LP unit on an annualized basis. We are also pleased to have closed on our acquisition of 5 petroleum products pipelines and 24 petroleum products terminals in the Midwestern United States from Shell Oil Products US on October 1, 2004, and to have successfully concluded the subsequent public debt and equity offerings, the proceeds from which were used to repay short-term borrowings which had been used to purchase the Midwest pipeline and terminal assets. The integration of these newly acquired assets with Buckeye's existing infrastructure is proceeding smoothly."

      Buckeye will host the 2004 third quarter conference call on Friday, October 29, at 11:00 a.m. Eastern Time. Interested parties may listen via the Internet, on either a live or replay basis at
   http://phx.corporate-ir.net/playerlink.zhtml?c=110823&s=wm&e=957098.
   A replay will also be available from October 29, 2004 to November 6, 2004 by dialing (800) 642-1687 Code: 1655506

      Buckeye Partners, L.P., through its operating subsidiaries, owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 4,500 miles of pipeline serving 13 states. The Partnership also operates and maintains approximately 1,300 miles of pipeline under agreements with major oil and chemical companies, and owns and operates 38 refined petroleum products terminals with an aggregate storage capacity of approximately 15.4 million barrels in Illinois, Indiana, Massachusetts, Michigan, Missouri, New York, Ohio and Pennsylvania. For more information about Buckeye Partners, L.P., visit the Partnership's website at www.buckeye.com.

                                 * * * * * * * *

      This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that the General Partner believes to be reasonable as of today's date. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond the control of the Partnership. Among them are (1) adverse weather conditions resulting in reduced demand; (2) changes in rate regulation by the Federal Energy Regulatory Commission; (3) changes in other laws and regulations, including safety, tax and accounting matters;
   (4) competitive pressures from other transportation services and alternative energy sources; (5) liability for environmental claims; (6) improvements in energy efficiency and technology resulting in reduced demand; (7) the inability to integrate acquired assets successfully with the Partnership's existing assets and to realize anticipated cost savings and other efficiencies; (8) labor relations; (9) changes in real property tax assessments; (10) regional economic conditions; (11) market prices of petroleum products and the demand for those products in the Partnership's service territory; (12) disruptions to the air travel system; (13) security issues relating to the Partnership's assets; and (14) interest rate fluctuations and other capital market conditions. You should read the Partnership's Annual Report on Form 10-K, and its most recently filed Form 10-Q, for a more extensive list of factors that could affect results. The Partnership undertakes no obligation to revise its forward-looking statements to reflect events or circumstances occurring after today's date.


                                    (more)

Buckeye - 2004 Third Quarter


                              BUCKEYE PARTNERS, L.P.
                          CONDENSED STATEMENT OF INCOME
                     (In Millions, Except Per Unit Amounts)


                                           Three Months        Nine Months
                                              Ended               Ended
                                           September 30        September 30
                                           ------------        ------------
                                         2004      2003       2004      2003
                                         ----      ----       ----      ----

Revenue                                $  82.0   $  70.0    $ 224.3   $ 202.8
                                       -------   -------    -------   -------

Costs and Expenses
 Operating expenses                       41.9      31.5      109.2      95.7
 Depreciation and amortization             5.8       5.9       17.4      16.9
 General and administrative                4.4       3.6       12.1      11.0
                                       -------   -------    -------   -------
  Total costs and expenses                52.1      41.0      138.7     123.6
                                       -------   -------    -------   -------

Operating Income                          29.9      29.0       85.6      79.2
                                      --------   -------    -------   -------

Other income (expenses)
 Investment income                         1.5       1.3        4.8       2.5
 Interest and debt expense                (6.4)     (7.1)     (17.3)    (17.2)
 Premium paid on retirement of
  long-term debt                             -     (45.5)         -     (45.5)
 General Partner incentive
  compensation                            (3.4)     (3.1)      (9.8)     (8.8)
 Minority interest and other              (1.0)     (0.5)      (2.6)     (1.8)
                                       -------   -------    -------   -------
  Total other income (expenses)           (9.3)    (54.9)     (24.9)    (70.8)
                                       -------   -------    -------   -------

Net Income                             $  20.6   $ (25.9)   $  60.7   $   8.4
                                       =======   =======    =======   =======

Net Income per unit                    $  0.71   $ (0.89)   $  2.09   $  0.29
                                       =======   =======    =======   =======

Average Number of units                   29.0      29.0       29.0      28.6

Pipeline Operating Data

Volume (thousand barrels / day)        1,150.9   1,161.6    1,144.5   1,128.3

Barrel-miles (billions)                   13.0      13.7       39.3      38.9

Average tariff rate (cents / barrel)      56.8      55.1       56.1      54.6